                         EARNINGS PER SHARE - EXHIBIT 11.1
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                    (UNAUDITED)

BASIC INCOME PER SHARE:

                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                           --------------------------    --------------------------
                                               1997          1998            1997           1998
                                           -----------    -----------    -----------    -----------
Net income                                 $     3,144    $     4,346    $     3,185    $    16,646
                                           -----------    -----------    -----------    -----------
Weighted average shares outstanding         12,156,878     22,695,478     11,968,472     19,714,997
                                           -----------    -----------    -----------    -----------
Income per share                           $      0.26    $      0.19    $      0.27    $      0.84
                                           -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------

DILUTED INCOME PER SHARE:
                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                           --------------------------    --------------------------
                                               1997          1998            1997           1998
Net income                                 $     3,144    $     4,346    $     3,185    $    16,646
                                           -----------    -----------    -----------    -----------
Weighted average shares outstanding         12,156,878     22,695,478     11,968,472     19,714,997

Effect of dilutive shares-stock options         -              53,045        -              296,803
                                           -----------    -----------    -----------    -----------
Total weighted average dilutive shares      12,156,878     22,748,523     11,968,472     20,011,799
                                           -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------
Income per common share                    $      0.26    $      0.19    $     0. 27    $      0.83
                                           -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------
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